Exhibit 23.1

CHILD, SULLIVAN & COMPANY

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS

1284 W. Flint Meadow Dr., Suite D

Kaysville, UT 84037

PHONE: (801) 927-1337

FAX: (801) 927-1344

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sheffield Products, Inc. of our report dated April 2, 2004 of Sheffield Products, Inc. for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

Child, Sullivan & Company

Kaysville, Utah

November 3, 2004